Exhibit 10.14

LIMITED LIABILITY COMPANY AGREEMENT

OF

OAK CREST VILLAS JV, LLC

A DELAWARE LIMITED LIABILITY COMPANY

LIMITED LIABILITY COMPANY AGREEMENT

OF

OAK CREST VILLAS JV, LLC

A DELAWARE LIMITED LIABILITY
COMPANY

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND SUCH LAWS. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY OTHER REGULATORY AUTHORITY. ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

THIS LIMITED LIABILITY COMPANY AGREEMENT OF OAK CREST VILLAS JV, LLC (herein referred to as the "Agreement"), is made and entered into as of the Effective Date (as hereinafter defined), by and between BR OAK CREST VILLAS, LLC, a Delaware limited liability company, as the Class A Member ("BR"), and OAK CREST INVESTORS, LLC, a Delaware limited liability company, as the Class B Member ("OCI") (BR and OCI, together with any additional members hereinafter admitted, are referred to as the "Members").

The Company was formed as a limited liability company upon the execution and filing of a Certificate of Formation with the Office of the Secretary of State of Delaware and the issuance of a Certificate of Formation pursuant to and in accordance with the Delaware Limited Liability Company Act (Delaware Acts 2003, 78th Leg., Business Organizations Code, Title 3. Limited Liability Company et seq.), as amended from time to time (the "Act"). The Members and Madison Oak Crest, LLC, a Delaware limited liability company ("Madison"), as the initial Manager, hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below:

1.1           "Accountant" shall mean the certified public accounting firm that, from time to time, represents the Company.

1.2           "Accrued Class A Return" means the Total Class A Return less all distributions of Current Class A Return and Priority Class A Return.

1.3           "Act" has the meaning set forth in the preamble to this Agreement.

1.4           "Additional Capital Contributions" shall have the meaning set forth in Section 5.3.

1.5           "Adjustment Period" shall mean a period of time as follows: The first Adjustment Period shall commence on the date hereof and each succeeding Adjustment Period shall commence on the date immediately following the last day of the immediately preceding Adjustment Period; each Adjustment Period shall end on the earliest to occur after the commencement of such Adjustment Period of (i) the last day of each Fiscal Year as now exists or as may, from time to time, be selected by the Manager, (ii) a Capital Date, (iii) the day immediately preceding the date of the "liquidation" of a Member's Membership Interest in the Company (within the meaning of Section l.704-l (b)(2)(ii)(g) of the Treasury Regulations), (iv) the day immediately preceding the date of an increase in the Membership Interest of a Member, or (v) the date on which the Company is terminated under Article 3 or Section 12.1 of this Agreement.

1.6           "Affiliate" shall mean (i) any Entity more than five percent (5%) of the issued and outstanding stock of which, or more than five percent (5%) interest in which, is owned, directly or indirectly, by any Member or (ii) any Entity that now or hereafter owns, directly or indirectly, more than a ten percent (10%) interest in the Company or in any Member or (iii) any Entity who is an agent, trustee, officer, director, employee, member or shareholder or member of the family (or any member of the family of any agent, trustee, officer, director, employee, partner, member or shareholder) of the Company or of any Member or (iv) any Entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Member. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract or otherwise. The term "family" shall be deemed to include spouses, children, parents, brothers and sisters, and the spouse, children, parents, brothers and sisters of such spouse's children, parents, brothers and sisters.

1.7           "Agreement" shall mean this Limited Liability Company Agreement of Oak Crest Villas JV, LLC, as it now exists and as it may from time to time hereafter be amended, restated or supplemented or otherwise modified from time to time.

1.8           "Anniversary Date" means the date that is one year from the date the initial Class A Capital Contributions were made and the same day of each year thereafter.

1.9           “Annual Financial Statements” shall have the same meaning as set forth in Section 13.3 hereof.

1.10         "Apartments" shall mean the multi-family apartment complex known as "The Villas at Oak Crest Apartments" located at 7255 Lee Highway, Chattanooga, Tennessee 37421.

1.11         "Approved Annual Budget" shall have the meaning set forth in Section 13.7.

1.12         "Assignee of a Membership Interest" is the transferee of a Membership Interest who has not complied with the requirements to become a Substitute Member under Article 10, and who is therefore not a Member of the Company.

1.13         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety

(90) days after the expiration of any such stay, the appointment is not vacated.

1.14         "Basic Documents" means the following documents to be executed by the Company Subsidiary owning the Apartments in favor of the Lender on or about the Effective Date: the Multifamily Note; the Multifamily Loan and Security Agreement, the Multifamily Deed of Trust, Assignment of Leases and Rent, Security Agreement and Fixture Filing, Assignment of Management Agreement, Environmental Indemnity Agreement, and all guaranties, documents and certificates contemplated thereby or delivered in connection therewith.

1.15         “Benefit Plan Investor" means (i) any "employee benefit plan" as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether it is subject to ERISA, (ii) any plan as defined in Section 4975 of the Code, and (iii) any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by such employee benefit plans and plans.

1.16         "Capital Accounts" shall mean the capital accounts established by the Company for each Member pursuant to Article 5.5 hereof. Capital Accounts shall be determined and maintained throughout the full term of the Company for each Member in accordance with the rules of this definition. The balance of each Member's Capital Account, as of any particular date, shall be an amount equal to the sum of the following:

(a)          The cumulative amount of cash and the value of all other property that has been contributed to the capital of the Company by such Member as a Capital Contribution; plus

(b)          The cumulative amount of the Company's Net Profit and Gain that has been allocated to such Member hereunder; minus

(c)          The cumulative amount of the Company's Net Loss and Loss that has been allocated to such Member hereunder; and minus

(d)          The cumulative amount of cash and the agreed upon value of all other property that has been distributed by the Company to such Member (other than in repayment of any loans).

A Member's Capital Account shall also be increased or decreased to reflect any items described in Section 1.704-1(b)(2)(iv) of the Treasury Regulations that are required to be reflected in such Member's Capital Account and that are not otherwise taken into account in computing such Capital Account under this definition.

1.17         "Capital Contributions" shall mean all amounts paid by a Member for its Membership Interests and any Additional Capital Contributions or Class A Priority Capital Contributions made by a Member.

1.18         "Capital Date" means the date on which any Gain or Loss is recognized by the Company.

1.19         "Capital Transaction" shall mean any (i) sale or other disposition of the Apartments or substantially all of the assets of the Company (including the membership interests in Company Subsidiary) or the Company Subsidiary outside the ordinary and customary course of business, (ii) payment, on account of a casualty, for the Apartments or substantially all of the assets of the Company Subsidiary to the extent such assets are not replaced or repaired, (iii) refinancing of any indebtedness incurred by the Company or the Company Subsidiary, including the Obligations, and (iv) similar items or transactions relating to the Apartments or substantially all of the assets of the Company (including the membership interests in Company Subsidiary) or the Company Subsidiary, the proceeds of which under generally accepted accounting principles are deemed attributable to capital.

1.20         "Cash Flow" shall mean, for a given period, the amount by which Operating Revenue exceeds Operating Expenses, all determined in accordance with cash basis accounting principles, consistently applied.

1.21         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 12, 2011, as amended or amended and restated from time to time.

1.22         "Class A Capital Contributions" shall mean the amount of the Capital Contribution made by a Class A Member, exclusive of any Class A Priority Capital Contribution, as set forth on Schedule I.

1.23         "Class A Member" means BR and, with respect to those Units transferred from a Class A Member, any Person who has been admitted as a Substitute Member. An Assignee of a Membership Interest who receives Units from a Class A Member shall not be considered a Class A Member.

1.24         "Class A Membership Interest" means with respect to any Class A Member the membership interest allocated to such Class A Member, which membership interest will be determined by using a fraction in which the number of Units owned by a Class A Member is the numerator and the aggregate number of Units that are then owned by all Class A Members is the denominator. The foregoing determination is also referred to as "Pro Rata as to the Class A Membership Interest".

1.25         "Class A Priority Capital Contribution” shall have the meaning set forth in Section 5.3.

1.26         "Class B Member" means OCI and, with respect to those Units transferred from a Class B Member, any Person who has been admitted as a Substitute Member. An Assignee of a Membership Interest who receives Units from a Class B Member shall not be considered a Class B Member.

1.27         "Class B Membership Interest" means with respect to any Class B Member the membership interest allocated to such Class B Member, which membership interest will be determined by using a fraction in which the number of Units owned by a Class B Member is the numerator and the aggregate number of Units that are then owned by all Class B Members is the denominator. The foregoing determination is also referred to as "Pro Rata as to the Class B Membership Interest".

1.28         "Company" shall refer to Oak Crest Villas JV, LLC, a Delaware limited liability company, as it may from time to time be constituted.

1.29         "Company Subsidiary" shall refer to Villas Partners, LLC, a Delaware limited liability company, as it may from time to time be constituted.

1.30         "Current Class A Return" means an amount equal to the product of ten and one half percent (10.5%) per annum, determined on the basis of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Current Class A Return is being determined, times the sum of the Net Class A Capital Contributions plus the cumulative undistributed Accrued Class A Return during the period to which the Current Class A Return relates, commencing on the date the Class A Capital Contribution is made.

1.31         "Effective Date" shall mean the date of closing on the acquisition of the Apartments by the Company Subsidiary.

1.32         "Entity" shall mean any Person or other business entity, other than an individual.

1.33         "Fiscal Year" shall mean the fiscal year of the Company as set forth in Section 13.2 hereof.

1.34         "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation and its affiliates.

1.35         "Gain" shall mean the gain recognized by the Company for federal income tax purposes in any Adjustment Period by reason of a Capital Transaction.

1.36         "IRC" shall mean the Internal Revenue Code of 1986, Title 26 of the United States Code, as the same may now or hereafter be amended.

1.37         "Lender" shall mean CBRE Capital Markets, Inc., a Texas corporation, and its successors and/or assigns (including Freddie Mac and its successors and assigns).

1.38         "Liquidating Trustee" shall have the meaning as set forth in Section 12.4.

1.39         "Loan" shall refer to that certain non-recourse loan more specifically described in the Basic Documents.

1.40         "Lockout Date" shall mean April 1, 2015.

1.41         "Loss" shall mean the loss recognized by the Company for federal income tax purposes in any Adjustment Period by reason of a Capital Transaction.

1.42         "Madison" shall mean Madison Oak Crest, LLC, a Delaware limited liability company.

1.43         "Majority" means a collection of Members owning, in the aggregate, more than 50% of the Membership Interests of all Members and, in the context of voting, means a collection of Members who approve, consent to, or vote in favor of a matter before the Members and who own, in the aggregate, more than 50% of the Membership Interests of all Members entitled to vote on thereon. When used in the context of a class of Membership Interests, "Majority" shall mean a collection of those class Members owning, in the aggregate, more than 50% of the Membership Interests of all Members of that class, and, in the context of voting, means a collection of class Members who approve, consent to, or vote in favor of a matter before the class Members and who own, in the aggregate, more than 50% of the class Membership Interests of all class Members entitled to vote thereon.

1.44         "Manager" or "Managers" shall mean the Person or Persons selected to be the manager or managers of the Company from time to time by a Majority of the Members. The initial Manager is Madison. A Member simply by virtue of its status as a member in the Company shall not be a Manager of the Company unless so selected by a Majority of the Members. A Manager does not have to be a Member of the Company.

1.45         "Material Action" means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action.

1.46         "Member" or "Members" shall refer to the Persons listed above as Members and any other Persons who shall subsequently be admitted as Substitute Members in the Company, each in its capacity as a Member of the Company, including both Class A Members and Class B Members.

1.47         "Membership Interest" means with respect to any Member the membership interest allocated to such Member, which membership interest will be determined by using a fraction in which the number of Units owned by a Member is the numerator and the aggregate number of Units that are then outstanding is the denominator.

1.48         "Minimum Gain" shall mean, as of any particular date, an amount determined with respect to the Company on such date in accordance with Section 1.704-1(b)(4)(ii)(c) of the Treasury Regulations interpreting the IRC.

1.49         "Mortgage" means any deed to secure debt, mortgage, deed of trust, security agreement or other similar instrument at any time and from time to time constituting a lien upon, security interest in or security title to any of the assets of the Company Subsidiary.

1.50         "Mortgagee" shall mean the holder of a Mortgage.

1.51         "Net Cash Proceeds" shall mean the proceeds from a Capital Transaction less (i) any amounts retained by a Mortgagee and (ii) any costs incurred by the Company or the Company Subsidiary in connection with such Capital Transaction not paid to an Affiliate of a Member.

1.52         "Net Class A Capital Contributions" means the Class A Capital Contributions, less all distributions made to the Class A Members under Section 6.8(g).

1.53         "Net Class A Priority Capital Contributions" means the Class A Priority Capital Contributions, less all distributions made to the Class A Members under Section 6.8(c).

1.54         "Net Profit" or "Net Loss" shall mean, for each Adjustment Period, the Company's taxable income or taxable loss for such Adjustment Period, as determined under Section 703(a) of the IRC and Section 1.703-1 of the Treasury Regulations interpreting the IRC (for this purpose, all items of income, gain, loss or deduction are required to be stated separately pursuant to Section 703(a)(l) of the IRC and shall be included in taxable income or taxable loss), with the following adjustments:

(a)          any tax-exempt income, as described in Section 705(a)(l)(B) of the IRC, realized by the Company during such Adjustment Period shall be taken into account in computing such Net Profit or Net Loss as if it were taxable income;

(b)          any expenditures of the Company described in Section 705(a)(2)(B) of the IRC for such Adjustment Period, including any items treated under Section l.704-l (b)(2)(iv)(i) of the Treasury Regulations interpreting the IRC as items described in Section 705(a)(2)(B) of the IRC, shall be taken into account in computing such Net Profit or Net Loss as if they were deductible items;

(c)          any items of income, deduction, gain or loss that are specially allocated pursuant to Sections 6.4, 6.5, 6.6 and 6.9 shall not be taken into account in computing Net Profit or Net Loss;

(d)          if the Company's taxable income or taxable loss for such Adjustment Period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Net Profit for such Adjustment Period, and if negative, such amount shall be the Company's Net Loss for such Adjustment Period.

1.55         "Obligation" shall mean the indebtedness, liabilities and obligations of the Company or the Company Subsidiary under or in connection with the Basic Documents or any related document in effect as of any date of determination.

1.56         "Operating Expenses" shall mean, for a given period, the sum of all expenses incurred as a result of the Company Subsidiary's operation of its business, including, but not limited to (i) fees, expenses, repairs, insurance, accounting expenses, legal expenses and taxes, (ii) all debt service, including principal and interest, (iii) amounts paid into reasonable reserves established by the Manager for working capital, capital improvements and replacements, and any other contingencies of the Company or the Company Subsidiary, all of which reserves shall be subject to the approval of the Class A Members, which approval will not be unreasonably withheld, conditioned or delayed, and (iv) capital expenditures and capital replacements unless paid by a cash withdrawal from a reserve for working capital. Operating Expenses shall not include any expense not involving a cash expenditure, such as depreciation and amortization. For purposes of determining Cash Flow for distributions under Section 6.7(c), Operating Expenses shall include management fees paid to Madison or any of its Affiliates or to Bluerock Real Estate, L.L.C. or any of its Affiliates for the asset management or property management of the Property.

1.57         "Operating Revenue" shall mean the receipts of revenues derived from the operation of the Company Subsidiary's business, but specifically excluding tenant security and other deposits (except to the extent forfeited) and insurance proceeds.

1.58         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.

1.59         "Proposed Annual Budget" shall have the meaning set forth in Section 13.7.

1.60         "Rating Agency" has the meaning assigned to that term in the Basic Documents, or if no such defined term exists, means a nationally-recognized rating agency that is rating or that has rated the Loan or any pool of loans of which the Loan forms a part or any securities issued in connection with a securitization of the Loan or such pool of loans.

1.61         "Rating Agency Condition" means with respect to any action taken at any time after the loan evidenced and secured by the Basic Documents has been sold or assigned to a securitization trust, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction, withdrawal, downgrade or qualification of the then current rating by such Rating Agency of the Loan or any pool of loans of which the Loan forms a part, or of any of the securities issued by such securitization trust.

1.62         "Real Estate Interests" shall mean an interest in and to the Apartments together with a corresponding interest in and to all personal property associated therewith that is from time to time acquired by the Company Subsidiary, which interests may be undivided tenant in common interests or otherwise.

1.63         "Substitute Member" shall mean a transferee of a Member's Membership Interest who has complied with the requirements under Article 10 of this Agreement and is a Member of the Company.

1.64         "Tax Rate" shall mean, for any Fiscal Year, the sum of (i) the highest then marginal income tax rate for individual taxpayers as set forth in the IRC and (ii) the highest then marginal income tax rate for individual taxpayers in effect in the State of Delaware.

1.65         "Taxing Jurisdiction" means the federal, state, local, or foreign government that collects tax, interest, or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

1.66         "Total Class A Return" means an amount equal to fifteen percent (15.0%) per annum, determined on the basis of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Total Class A Return is being determined, of the Net Class A Capital Contributions and Net Class A Priority Capital Contributions during the period to which the Total Class A Return relates, commencing on the date such Class A Capital Contribution or Net Class A Priority Capital Contribution is made. The Total Class A Return shall be cumulative and compounded annually on each Anniversary Date to the extent not distributed on or before the 10th day of the calendar month following such Anniversary Date.

1.67         "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the IRC, as such regulations may be amended from time to time including corresponding provisions of succeeding regulations.

1.68         "Unit" means one or more of the 1,000 units, or fractional portions thereof, representing a Member's ownership rights in the Company, classified as Class A or Class B.

1.69         "Undistributed Total Class A Distributions" means the amount of Class A Capital Contributions and the Class A Priority Capital Contributions, plus the Total Class A Return, minus all distributions to the Class A Members.

ARTICLE 2

NAME, OFFICE, REGISTERED AGENT, AND

MEMBER'S NAMES AND MAILING

ADDRESSES

2.1           Name: The name of the limited liability company is:

"Oak Crest Villas JV, LLC"

2.2           Principal Business Office. The address of the principal business office of the Company shall be located at 1600 Camden Road, Charlotte, North Carolina, 28203, and shall also be at such other place or places as the Manager may hereafter determine.

2.3           Registered Office. The address of the registered office of the Company in the State of Delaware is c/o C T Corporation System, 350 North St. Paul Street, Wilmington, Delaware 75201.

2.4           Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o C T Corporation System, 350 North St. Paul Street, Wilmington, Delaware 75201.

2.5           Members' Names and Number of Units. The names and addresses of the Members, number of Units owned by each Member, Membership Interests, Class B Membership Interests, and Class A Membership Interests are set forth on Schedule I.

ARTICLE 3

DURATION

The term of the Company shall commence on the date of the filing of a Certificate of Formation with the Office of the Secretary of State of the State of Delaware, and its duration shall be perpetual. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation.

ARTICLE 4

PURPOSE

The sole purpose to be conducted or promoted by the Company is to engage in the following activities through the Company Subsidiary: (i) the acquisition, ownership, management and operation of the Apartments and the Real Estate Interests (all of which shall be referred to hereinafter collectively as the "Property"); (ii) to enter into and perform its obligations under the Basic Documents; (iii) to sell transfer, service, convey, dispose of, pledge, assign, borrower money against, finance, refinance and otherwise deal with the Property to the extent permitted under the Basic Documents; and, (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related to and necessary, convenient or advisable for the accomplishment of the aforementioned purposes.

The Company is hereby authorized to cause the Company Subsidiary to execute, deliver and perform, and the Manager on behalf of the Company is hereby authorized to cause the Company Subsidiary to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Manager to enter into other agreements on behalf of the Company or the Company Subsidiary.

ARTICLE 5

CAPITAL CONTRIBUTIONS, MEMBERSHIP INTERESTS, ETC.

5.1           Admission of Member. The Members are admitted to the Company as the sole equity members of the Company upon their respective execution and delivery of a counterpart signature page to this Agreement.

5.2           Capital Contribution of the Members; Payment. The Members have made their initial Capital Contributions to the Company as set forth on Schedule I and shall contribute such additional amounts as provided in this Agreement. The Members agree that an amount equal to $200,000.00 shall be segregated by the Company from the Capital Contributions made by the Class B Members and used to establish a specific reserve (the "Property Enhancement Reserve"). The funds on deposit in the Property Enhancement Reserve shall be earmarked specifically for use in connection with enhancements to the Apartments approved by the Majority of the Membership Interests and the Class A Membership Interest and the Manager shall not have the authority to use the funds in the Property Enhancement Reserve for any other purpose without the approval of a Majority of the Membership Interests and the Class A Membership Interest. In addition, the Members agree that an amount equal to $195,000.00 shall be segregated from the initial Capital Contributions made by the Class A Member and used to pay an acquisition fee to Bluerock Real Estate, L.L.C. at the Closing of the acquisition of the Property.

5.3           Additional Contributions.

(a)          Subject to the provisions and limitations of this Article 5, (i) if the Manager determines that additional funds are needed in order to meet the financial needs of the Company, or (ii) additional funds are needed to pay Operating Expenses or to pay or fund expenses required by the Lender to be paid or funded, or (iii) additional funds are needed to pay for repairs to the Property that are deemed necessary by the Class A Member in the exercise of its reasonable business judgment (all such additional funds are referred to as "Additional Capital Contribution(s)"), then such additional funds shall be contributed as additional capital to the Company by the Class B Members Pro Rata as to the Class B Membership Interest (or in any such other percentages as they shall agree) within ten (10) days of written notification of the need therefore by the Class A Member to the Members; provided, that no Additional Capital Contributions funded shall be distributed to the Members without the prior written consent of the Class A Members. Any Additional Capital Contributions made by the Class B Members will be treated on the same basis and parity as the initial Capital Contributions of the Class B Members made in accordance with Section 5.2 above.

(b)          If the Class B Members fail to make all of an Additional Capital Contribution, the Class A Members may, but shall not be obligated to, contribute as additional capital to the Company Pro Rata as to the Class A Membership Interest (or in any such other percentages as they shall agree) all or a portion of the amount of any Additional Capital Contribution that the Class B Members fail to make. Any such Additional Capital Contributions made by the Class A Members are referred to as the "Class A Priority Capital Contributions". Any Class A Priority Capital Contributions made by the Class A Members will be treated on the same basis as the initial Capital Contributions of the Class A Members made in accordance with Section 5.2 above, except that the Current Class A Return shall be 15.0% per annum for such Class A Priority Capital Contributions (the "Priority Class A Return") and the Class A Members shall have a priority return of the Class A Priority Capital Contributions in Distributions from Capital Transactions and Liquidations as set forth in Section 6.8(c).

(c)          Additional Capital Contributions shall be made in cash unless the Manager and Class A Members agree otherwise.

(d)          Except as provided in Sections 5.2, 5.3(a) and 5.3(b), no Capital Contributions may be made to the Company without the prior written consent of the Class A Members.

5.4           Return of Capital Contributions; Interest on Capital Contributions.

(a)          No Member shall have the right to withdraw his Capital Contributions or demand or receive the return of his Capital Contributions or any part thereof, except as otherwise provided in this Agreement.

(b)          The Manager shall not be liable for the return of the Capital Contributions of the Members. If and to the extent that any such return is required, such return shall be made solely from the assets of the Company.

(c)          The Company shall not pay interest on the Capital Contributions of any Member, except as otherwise provided in this Agreement.

5.5           Capital Accounts. The Capital Accounts of the Company shall be established and maintained for each Member hereunder in accordance with the federal income tax accounting practices and rules established under Section 704(b) of the IRC and the Treasury Regulations thereunder.

5.6           Membership Interests. The Class A Membership Interests and Class B Membership Interests in the Company are set forth on Schedule I.

5.7           Admission of Additional Members. The Company shall not be permitted to admit additional Members hereunder without consent of the Manager and the Members owning a Majority of the Membership Interests and the Class A Membership Interest. Except as expressly permitted in this Agreement, no other Person shall be admitted as a Member of the Company, and no additional interest in the Company shall be issued, without such approval of a Majority of the Membership Interests and the Class A Membership Interest.

ARTICLE 6

ALLOCATION AND DISTRIBUTION OF CERTAIN ITEMS

6.1           Net Profit. After giving effect to the special allocations set forth in Sections 6.4, 6.5, 6.6 and 6.9, all Net Profit shall be allocated to the Members' Capital Accounts in the following manner and order of priorities:

(a)          After giving effect to the allocations contained in Section 6. l (b), the Company's Net Profit shall be allocated one hundred percent to the Class B Members' Capital Accounts.

(b)          To the extent Net Loss was allocated to the Members' Capital Accounts pursuant to Section 6.2(a), then prior to making the allocations under Section 6.l (a), Net Profit shall be allocated to the Members' Capital Accounts in an amount equal to and in the reverse order that such Net Loss was allocated.

6.2           Net Loss. After giving effect to the special allocations set forth in Sections 6.4, 6.5, 6.6 and 6.9, all Net Loss shall be allocated to the Members' Capital Accounts in the following manner and order of priorities:

(a)          After giving effect to the allocations contained in Section 6.2(b), the Company's Net Loss shall be allocated in the following manner and order of priorities:

(i)          First, one hundred percent (100%) to the Class B Members' Capital Accounts until the cumulative Net Loss allocated to the Class B Members' Capital Accounts pursuant to this Section 6.2(a)(i) equals the amount of the Class B Members' capital contributions to the Company;

(ii)         Second, one hundred percent (100%) to the Class A Members' Capital Accounts until the cumulative Net Loss allocated to the Class A Members' Capital Accounts pursuant to this Section 6.2(a)(ii) equals the amount of the Class A Members' capital contributions to the Company; and

(iii)        Third, the balance, to the Members who bear the risk of such loss or if no Members bears the risk of loss, one hundred percent (100%) to the Class B Members' Capital Accounts.

(b)          To the extent Net Profit was allocated to the Members' Capital Accounts pursuant to Section 6. l (a), then prior to making any allocations of Net Loss under Section 6.2(a), Net Loss shall be allocated to the Members' Capital Accounts in an amount equal to and in the reverse order that such Net Profit were allocated.

6.3           Composition of Special Allocation Items. Except as required otherwise under the IRC or the Regulations issued thereunder, all special allocations of income, gain or deduction made pursuant to Sections 6.4, 6.5, 6.6 and 6.9 shall consist of a proportionate part of each item of gross income, gain or deduction, as the case may be, that the Company recognizes in the year such allocation is to be made.

6.4           Special Current Class A Return Allocations. Prior to the allocations contained in Sections 6.1 and 6.2, items of income and Gain shall be specially allocated to the Class A Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Current Class A Return distributed to each Member pursuant to Sections 6.7(a) and 6.8(d) hereof from the commencement of the Company to a date thirty (30) days after the end of such Adjustment Period, over (ii) the cumulative items of income and Gain allocated to such Member pursuant to this Section 6.4 for all prior Adjustment Periods.

6.5           Special Priority Class A Return Allocations. Prior to the allocations contained in Sections 6.1 and 6.2, items of income and Gain shall be specially allocated to the Class A Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Priority Class A Return distributed to each Member pursuant to Sections 6.7(b) and Section 6.8(e) hereof from the commencement of the Company to a date thirty (30) days after the end of such Adjustment Period, over (ii) the cumulative items of Gain allocated to such Member pursuant to this Section 6.5 for all prior Adjustment Periods.

6.6           Special Accrued Class A Return Allocations. Prior to the allocations contained in Sections 6.1 and 6.2, items of income and Gain shall be specially allocated to the Class A Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Accrued Class A Return distributed to each Member pursuant to Section 6.8(f) hereof from the commencement of the Company to a date thirty (30) days after the end of such Adjustment Period, over (ii) the cumulative items of Gain allocated to such Member pursuant to this Section

6.6           for all prior Adjustment Periods.

6.7           Distributions of Cash Flow. Distributions of Cash Flow shall be made monthly. Distributions made pursuant to this Section shall be made to the Members in the following order of priority:

(a)          To the Class A Members (to be shared among them, pro rata, according to their respective unpaid Current Class A Return) until such Class A Members have received distributions of Cash Flow in an amount equal to their respective unpaid Current Class A Return (as may be modified by Section 6.14) until it is paid in full pursuant to this Section 6.7(a) and Section 6.8(d).

(b)          Second, to the Class A Members (to be shared among them, pro rata, according to their respective unpaid Priority Class A Return) until such Class A Members have received distributions of Cash Flow in an amount equal to their respective unpaid Priority Class A Return (as may be modified by Section 6.14) until it is paid in full pursuant to this Section 6.7(b) and Section 6.8(e).

(c)          Third, to the Class B Members pro rata, m accordance with their respective Class B Membership Interests.

6.8           Distributions From Capital Transactions and on Liquidations. Net Cash Proceeds in connection with Capital Transactions and/or in connection with the liquidation of the Company shall be distributed within thirty (30) days of the completion of the applicable event. Distributions made pursuant to this Section shall be made in the following amounts and order of priority:

(a)          To discharge the debts and obligations of the Company;

(b)          To fund reasonable and necessary reserves as determined in good faith by the Manager and approved by the Class A Members, which approval will not be unreasonably withheld, conditioned or delayed;

(c)          To the Class A Members (to be shared among them, pro rata, according to their respective Net Class A Priority Capital Contributions) until such Class A Members have received distributions of Net Cash Proceeds in an amount equal to their respective Net Class A Priority Capital Contributions until it is paid in full pursuant to this Section 6.8(c).

(d)          To the Class A Members (to be shared among them, pro rata, according to their respective unpaid Current Class A Return) until such Class A Members have received distributions of Net Cash Proceeds in an amount equal to their respective unpaid Current Class A Return until it is paid in full pursuant to this Section 6.8(d) and Section 6.7(a).

(e)          To the Class A Members (to be shared among them, pro rata, according to their respective unpaid Priority Class A Return) until such Class A Members have received distributions of Net Cash Proceeds in an amount equal to their respective unpaid Priority Class A Return until it is paid in full pursuant to this Section 6.8(e) and Section 6.7(b).

(t)          To the Class A Members (to be shared among them, pro rata, according to their respective unpaid Accrued Class A Return) until such Class A Members have received distributions of Net Cash Proceeds in an amount equal to their respective unpaid Accrued Class A Return until it is paid in full pursuant to this Section 6.8(t).

(g)          To the Class A Members (to be shared among them, pro rata, according to their respective Undistributed Total Class A Distributions) until such Class A Members have received distributions of Net Cash Proceeds in the amount equal to their respective Undistributed Total Class A Distributions until it is repaid in full pursuant to Sections 6.7 and Section 6.8.

(h)          To the Class B Members pro rata, in accordance with their respective positive Capital Accounts; and

(i)           To the Class B Members pro rata, in accordance with their respective Class B Membership Interests.

Once a Class A Member has received distributions from the Company equal to its Undistributed Total Class A Distributions, upon written notice by the Manager or the Class B Members, such Class A Member shall cease to be a Member of the Company and shall assign its Units to the Company for no additional consideration, provided, that, such final distribution has been made in connection with a transaction pursuant to Section 8.6(t).

6.9           Special Tax Allocations. The allocations in this Section 6.9 shall be given effect before giving effect to the allocations contained in Sections 6.1 through Section 6.6:

(a)          Notwithstanding any provision contained herein to the contrary, if the amount of Net Loss and Loss for any Adjustment Period that would otherwise be allocated to a Member hereunder would cause or increase a deficit balance in such Member's Capital Account to an amount in excess of the sum of such Member's share of Minimum Gain as of the last day of such Adjustment Period, then a proportionate part of such Net Loss and Loss equal to such excess shall be allocated proportionately first to the other Members in an amount up to, but not in excess of, the amount that would cause or increase a deficit balance in each of such Member's Capital Accounts to an amount equal to the sum of their respective shares of Minimum Gain as of the last day of such Adjustment Period. For purposes of this Section 6.9(a), each Member's Capital Account shall be computed as of the last day of such Adjustment Period in the manner provided in the definition of Capital Account, but shall be reduced for the items described in Section l.704-l (b)(2)(ii)-(d)(4), (5) and (6) of the Treasury Regulations interpreting the IRC.

(b)          Notwithstanding any provision in this Agreement to the contrary, if any of the Members, as of the last day of any Adjustment Period, has a deficit balance in its Capital Account that exceeds the sum of its share of Minimum Gain as of such last day, then all items of income and gain of the Company (consisting of a prorata portion of each item of Company income, including gross income and Gain) for such Adjustment Period shall be allocated to such Members in the amount and in the proportions required to eliminate such excess as quickly as possible. For purposes of this Section, a Member's Capital Account shall be computed as of the last day of an Adjustment Period in the manner provided in the definition of Capital Account, but shall be increased by any allocation of income to such Member for such Adjustment Period under Section 6.8(c).

(c)          Notwithstanding any provision in this Agreement to the contrary, if there is a net decrease in the Minimum Gain during any Adjustment Period, then all items of gross income and Gain of the Company for such Adjustment Period (and, if necessary, for subsequent Adjustment Periods) shall be allocated to each Member in proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Member's share of the net decrease that is allocable to the disposition of Company property subject to one or more nonrecourse liabilities of the Company or (ii) the deficit balance in such Member's Capital Account (determined before any allocation for such Adjustment Period) in excess of the sum of such Member's share of the Minimum Gain as of the close of such Adjustment Period. The items required to be allocated to the Members under this Section 6.9(c) shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations.

(d)          Notwithstanding any other prov1s1on contained herein, any item of Company loss, deduction or IRC Section 705(a)(2)(B) expenditure that is attributable to a nonrecourse liability of the Company for which any Member bears the economic risk of loss (e.g., a Member or an Affiliate makes the nonrecourse loan to the Company) shall be allocated to the Member or Members who bear the economic risk of loss with respect to such liability to the extent required in Section 1.704-2(i) of the Treasury Regulations interpreting the Code.

6.10         Curative Allocations. The allocations set forth in Section 6.9 (the "Regulatory Allocations") are intended to comply with the requirements of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the Manager may make such offsetting special allocations of income, gain, loss, or deduction in whatever manner it determines appropriate to so as to prevent the Regulatory Allocations from distorting the manner in which the Company's distributions would otherwise be divided among the Members. In general, the Members anticipate that this will be accomplished by specially allocating other profit, losses, gain, and deductions among the Members so that, after such offsetting special allocations are made, the amount of each Member's Capital Account will be, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all Company items had been allocated to the Members solely pursuant to Sections 6.1, 6.2, 6.3, 6.4, 6.5, and 6.6.

6.11         IRC Section 704(c) Tax Allocations. In accordance with IRC Section 704(c) the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value. Any elections or other decisions relating to such allocations shall be made by the Manager in its sole discretion.

6.12         Distribution Limitations. Notwithstanding any provision to the contrary contained in this Agreement , the Company shall not be required to make a distribution to the Members on account of their interests in the Company if such distribution would violate the Act or any other applicable law or would constitute a default under any Basic Document.

6.13         Amounts Withheld for Taxes or Paid on Composite Returns. All amounts withheld pursuant to the IRC or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or one or more of the Members shall be treated as amounts paid or distributed, as the case may be, to the Members for whom such amounts were withheld pursuant to this Article for all purposes under this Agreement. The Manager may allocate any such amount among the Members in any manner that is in accordance with applicable law. The Company is authorized to withhold from payments and distributions to one or more Members, or with respect to allocations to one or more Members, and to pay over to any federal, state or local government, any amounts so withheld under this Agreement, the Code or any provisions of any other federal, state, or local law, and shall allocate any such amounts to the Members for whom such amounts were withheld. To the extent required by any provision of any state or local tax law, the Company shall file a composite tax return on behalf of one or more of its Members and shall report and pay income taxes required by law to be paid with such composite tax returns to any Taxing Jurisdiction, and any such amounts shall be treated as a Distribution to the Member for whom such composite tax return is filed. The Company shall have the power and authority to determine (a) whether a Member should be included in a composite tax return required to be filed by any provision of any applicable tax law, and (b) whether the Member is subject to withholding, pursuant to this Section, on payments, distributions or allocations from the Company. A Member shall be limited to an action against the applicable Taxing Jurisdiction(s) with respect to any claims based on over-withholding or over-payment on a composite tax return, and neither the Company, nor the Managers shall have any liability to any Member with respect to any withholding or composite tax return filings or payments made pursuant to this Section.

6.14         Timing of Distributions of Current Class A Return and Priority Class A Return. Distributions of Current Class A Return under Section 6.7(a) and Priority Class A Return under Section 6.7(b), if any, will be made on a monthly basis on or before the 10th day of each calendar month following the calendar month to which the Current Class A Return or Priority Class A Return relates. If a distribution of Current Class A Return or Priority Class A Return is not made on or before the 10th day of a calendar month (a "Delayed Distribution"), the Current Class A Return, the Priority Class A Return (if any) and the Total Class A Return shall be calculated by increasing the annual percentage rate therein by 3.5% from the 11th day of such calendar month until such time as all Delayed Distributions are made.

ARTICLE 7

APPOINTMENT OF MANAGER; OBLIGATIONS. REPRESENTATIONS
AND WARRANTIES OF THE MANAGER

7.1           Appointment of the Manager. Subject to Sections 8.6 and 8.8, the business and affairs of the Company shall be managed by or under the direction of the Manager. The Manager shall hold office until such Manager's earlier dissolution, death, resignation , expulsion or removal. Any successor Manager shall be appointed by a Majority of the Membership Interest, unless otherwise provided in this Agreement. A Manager need not be a Member. A Member shall not be deemed to be a Manager simply by virtue of being a Member in the Company. The initial Manager designated by the Members is Madison .

7.2           Compensation of Manager; Removal of Manager. The Manager shall receive no compensation for serving as the Manager of the Company; except that, in the event BR or an Affiliate of BR shall serve as Manager as a result of the removal of Madison as Manager under the "cause for removal" provisions set forth below in this Section 7.2 as items (i)-(vi), then such entity shall be entitled to a management fee equal to two percent (2%) of Operating Revenue. The Manager shall be reimbursed for all reasonable expenses incurred in managing the Company. The Manager and Affiliates of a Member or the Manager may provide services to the Company, the Company Subsidiary, the Apartments, and/or the Real Estate Interests in addition to those contemplated to be provided by a manager and receive additional compensation therefor; provided that any fee paid by the Company or the Company Subsidiary for such services shall be at rates customarily charged for similar services by Persons engaged in the same or substantially similar activities in the relevant geographical area and the provisions of each such contract shall be at least as favorable to the Company as the terms reasonably expected by the Manager to be available in an arm's-length transaction with an independent third party and, provided further, that any such contract with an Affiliate of the Manager, Class B Members and/or their Affiliates must be approved by the Class A Members, which approval will not be unreasonably withheld, conditioned or delayed. Any such contract with an Affiliate of the Class A Members and/or their Affiliates must be approved by the Class B Members, which approval will not be unreasonably withheld, conditioned or delayed, unless Madison or any other Affiliate of OCI has been removed pursuant to this Section 7.2. Unless otherwise restricted by law, the Manager may resign by written notice to the Company and may be removed or expelled at any time by the written consent of the Class A Members owning a Majority of the Class A Membership Interests, and any vacancy may be filled by the written consent of the Members owning a Majority of the Class A Membership Interests. Notwithstanding the foregoing, Madison may not be removed or expelled as the Manager and no additional Manager may be appointed to serve with Madison unless there is cause for removal. For purposes hereof, "cause for removal" shall mean (i) a collection action has been instituted by the Lender, (ii) the Manager fails to provide the Takeout Documents, satisfactory to the Class A Members, in accordance with Section 8.6(f) on or before Trigger Date, (iii) the assertion by the Class A Members that any action by the Manager constitutes fraud against the Company, the Company Subsidiary, the Class A Members, the Apartments or the Real Estate Interests, (iv) the assertion by the Class A Members that any action or failure to act by the Manager constitutes gross negligence, willful misconduct, bad faith or a material violation of law in the performance of its duties to the Company, (v) the assertion by the Class A Members of a violation by the Manager of its fiduciary obligations to the Company, and (vi) the assertion by the Class A Members of any material breach by the Manager of the material terms of this Agreement; provided, however, that such alleged breach of this Agreement by the Manager described in subpart (vi) has not been cured by the Manager within sixty (60) days after such time as it may be demonstrated that the Manager had actual knowledge of such alleged material breach; provided, however that if such breach cannot reasonably be cured within such sixty (60) day period and the Manager is diligently pursuing such cure, the sixty (60) day period shall be extended to ninety (90) days.

In the event that a "cause for removal" described in the definition of "cause for removal" above occurs, upon the giving of written notice by the Class A Members to the Manager that the Manager is replaced, then the Manager shall be replaced by the Manager designated in such notice (the "Class A Manager") and the Class A Manager shall be the sole Manager of the Company with all powers of the Manager of the Company and Madison shall have no further rights as and shall immediately cease to act as Manager of the Company, and notwithstanding anything in this Agreement to the contrary, such Class A Manager may not thereafter be removed without the consent of the Class A Members.

Notwithstanding anything in this Agreement to the contrary, no removal, expulsion, replacement, or appointment of a Manager shall be effective if such action would result in any Guarantor (as defined in the Basic Documents) incurring any personal liability for the Loan or any of the obligations under the Basic Documents that did not already exist as of the date of the removal, expulsion, replacement or appointment of a Manager, unless the Manager is being removed for cause pursuant to subparts (iii) through (vi) of the definition of "cause for removal."

7.3           Manager as Agent. To the extent of its powers set forth in this Agreement and subject to Sections 8.6 and 8.8, the Manager is an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such powers set forth in this Agreement shall bind the Company.

ARTICLE 8

STATUS OF THE MANAGER'
S POWERS AND TRANSFERABILITY
OF INTERESTS

8.1           Control and Responsibility. Except as otherwise expressly provided herein, the Manager shall be responsible for the management of the Company business and shall have all powers conferred by law as well as those that are necessary, advisable or consistent in connection therewith. Except as otherwise provided in Section 8.6(f) as to the Class A Member, any note, contract, management agreement, deed, bill of sale, assignment, conveyance, mortgage, lease or other commitment purporting to bind the Company or any third party to any action shall be executed and delivered by the Manager on behalf of the Company and no other signature whatsoever shall be required.

8.2           Status of Manager's Interests. The Manager shall not have the right to transfer or assign the interests it holds as Manager in the Company.

8.3           No Right to Partition. To the fullest extent permitted by law, neither the Members nor the Manager shall have the right to bring an action for partition or any sale for division against the Company or any of its properties. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. To the fullest extent permitted by law, each of the Members hereby irrevocably waives any right or power that such Person might have to reject this Agreement in any bankruptcy or insolvency proceedings relating to such Person. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Agreement. The interest of the Members in the Company is personal property.

8.4           Extent of Obligation. The Manager shall devote such time to the business and affairs of the Company as the Manager shall reasonably deem necessary to conduct properly such business and affairs in accordance with this Agreement and applicable law.

8.5           Rights and Powers. In addition to any other rights and powers that it may possess under applicable law or by virtue of this Agreement, but in any event subject to Section 8.6 and Section 8.8 hereof and the Basic Documents to the contrary, the Manager shall have the full and absolute power and authority to bind the Company and take any and all actions and do anything and everything it deems necessary or appropriate in performing its duties hereunder and shall have all rights and powers required or appropriate to its management of the Company business (and indirectly the business of the Company Subsidiary), including, but not limited to, the following specific rights and powers:

(a)          within the ordinary course of the Company's and the Company Subsidiary's business, to evaluate, acquire, manage, hold, lease, improve, sell, exchange and otherwise dispose of personal property, interests therein, or appurtenances thereto, upon such terms and conditions as it shall deem to be in the best interest of the Company;

(b)          to cause the Company Subsidiary to purchase or acquire the Real Estate Interests and Apartments and to incur the acquisition indebtedness contemplated in the Basic Documents;

(c)          subject to Section 8.6(b), to cause the Company Subsidiary to sell or otherwise dispose of Apartments and Real Estate Interests;

(d)          subject to Section 8.6(b), to cause the Company Subsidiary to borrow money and evidence the same by notes or other evidence of borrowing and to secure the same by a Mortgage, deed of trust, pledge or other lien on or security interest in the Real Estate Interests and/or the Apartments;

(e)          subject to Section 8.6(b), to negotiate, incur, manage, and refinance indebtedness of the Company or the Company Subsidiary, whether such indebtedness is secured or unsecured;

(f) to pay, on behalf of the Company, any and all organizational expenses incurred in the creation of the Company and the Company Subsidiary and incurred in connection with business of the Company and the Company Subsidiary;

(g)          to make all reasonable and necessary expenditures with respect to the property of the Company and the Company Subsidiary as it deems to be in the best interest of the Company;

(h)          to expend the capital and revenue of the Company and the Company Subsidiary to the extent permitted by this Agreement;

(i)          to collect and receive all revenues, rents, income and profit derived from the operation of the business of the Company and the Company Subsidiary, and to disburse Company funds for Company purposes to those Persons entitled to receive the same;

(j)          to purchase from or through others, contracts of liability, casualty or other insurance for the protection of the properties or affairs of the Company or the Company Subsidiary or the Members, or for any purpose convenient or beneficial to the Company; the Manager shall cause the Class A Member to be added as an additional insured to the Company Subsidiary's Employee Dishonesty Insurance Policies.

(k)          to pay all taxes, licenses or assessments of whatever kind or nature imposed upon or against the Company or the Company Subsidiary, and for such purposes to make such returns and do all such other acts or things as may be deemed necessary or advisable by the Manager;

(I)         to establish, maintain and supervise the deposit of any cash of the Company or the Company Subsidiary with federally insured banking institutions or other institutions as may be selected by the Manager;

(m)          to institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or on behalf of, or against, the Company or the Company Subsidiary in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith ;

(n)          to conduct the affairs of the Company and the Company Subsidiary with the objective of financial gain;

(o)          to employ, engage or contract with persons (which may be Affiliates of any of the Company, a Member, or the Manager) in the evaluation, acquisition, operation, management, improvement, and/or disposition of the Apartments and the Real Estate Interests, and/or in connection with or incidental to the Company's business, including, without limitation, property managers, asset managers, appraisers, engineers, environmental consultants, title searchers, surveyors, attorneys, brokers, accountants, auditors, insurance brokers, and other agents, consultants, and experts; provided, however, that if any such third party shall be an Affiliate of a Member or the Manager, any agreement with such third party on behalf of the Company or the Company Subsidiary shall be at rates customarily charged for similar services by Persons engaged in the same or substantially similar activities in the relevant geographical area, and the provisions of each such contract shall be comparable to the terms reasonably expected by the Manager to be available to a third party not an Affiliate of a Member or the Manager and, provided further, that any such contract with the Manager, Class B Members and/or their Affiliates must be approved by the Class A Members, which approval will not be unreasonably withheld, conditioned, or delayed, and any such contract of the Class A Members and/or their Affiliates must be approved by the Class B Members, which such approval will not be unreasonably withheld, conditioned, or delayed;

(p)          to negotiate, execute and deliver any and all leases of personal property and for individual apartments in the Property, provided that all apartment leases shall be for less than one (1) year;

(q)          to perform the investment and administrative operations of the Company in compliance with the investment objectives and policies of the Company, and in connection therewith perform Real Estate Interest acquisition, management and disposition services on behalf of the Company, including, without limitation, property analysis, market and economic surveys, on-site physical inspections, negotiation for purchase and sale on such terms and conditions as the Manager shall determine and the review and preparation of projections and financial statements;

(r)          to manage the Company's and Company Subsidiary's cash;

(s)          to organize the Company Subsidiary for the purpose of acquiring the Property;

(t)          to execute, acknowledge, deliver and/or record any and all documents or instruments to effectuate the foregoing and to take all other such action in connection therewith as the Manager deems to be in the best interests of the Company;

(u)          to cause the Company to file composite tax returns on behalf of one or more Members with any Taxing Jurisdiction and report and pay income taxes required by law to be paid with such composite tax returns to any Taxing Jurisdiction to the extent the Manager determines that it is required by any provision of any state, local or foreign tax law;

(v)         to cause the Company to withhold from payments and distributions, or with respect to allocations to one or more Members, and to pay to any Taxing Jurisdiction, any amount so required to be withheld pursuant to the IRC or any provision of any other federal, state, local or foreign tax law; and

(w)          to determine whether a Member (i) should be included in a composite tax return filed by the Company on behalf of one or more Members as required by any provision of any federal, state, local or foreign tax law; and (ii) is subject to withholding, pursuant to Section 6.13, on any payment or distribution, or with respect to any allocation from the Company.

8.6         Limitations on Authority of the Manager.

(a)          It is expressly understood that the Manager shall not do or perform any of the following acts on behalf of the Company without first obtaining the approval of the Members holding more than a Majority of the Membership Interests:

(i)          any act in contravention of this Agreement;

(ii)         any act that would make it impossible to carry on the ordinary business of the Company or the Company Subsidiary;

(iii)        confess a judgment against the Company or the Company Subsidiary;

(iv)        possess Company (or Company Subsidiary) property or assign the rights of the Company (or Company Subsidiary) in specific Company (or Company Subsidiary) property for other than Company (or Company Subsidiary) purposes;

(v)         admit a Person as a Manager, except as provided in Section 7.2 or Section 8.6(f);

(vi)        admit a Person as a Member except as otherwise provided herein;

(vii)       continue the business of the Company in contravention of Section 12.1 hereof.

(viii)      cause or permit the Company or the Company Subsidiary to extend credit to or to make any loans or become surety, guarantor, endorser, or accommodation endorser for any Entity;

(ix)         distribute any cash or property of the Company or the Company Subsidiary, other than as provided in this Agreement;

(x)          knowingly perform any act that would subject any Member to liability in any jurisdiction;

(xi)         to the fullest extent permitted by law, dissolve or liquidate the Company;

(xii)        merge or consolidate with any other Entity;

(xiii)       amend, modify or alter this Agreement, except as otherwise provided herein; or

(xiv)      purchase or acquire an apartment or other real estate interest.

(b)          It is expressly understood that the Manager shall not do or perform any of the following acts on behalf of the Company without first obtaining the approval of a Majority of the Class A Membership Interests, in their sole and absolute discretion, subject to the Basic Documents:

(i)         cause the Company Subsidiary to sell or otherwise dispose of Apartments or Real Estate Interests;

(ii)         negotiate, incur or refinance indebtedness of the Company or Company Subsidiary whether or not such is secured by a Mortgage, deed of trust, pledge or other lien on or security interest in the Real Estate Interests and/or the Apartments;

(iii)        cause the Company or the Company Subsidiary to incur capital expenditures in excess of (A) $50,000 if the Company has sufficient funds available under applicable reserve accounts to cover the cost of such expenditure or (B) $25,000 if such funds are not otherwise available under applicable reserve accounts, for any single item or group or series of related items;

(iv)        incur any expense which would cause the Company or the Company Subsidiary to exceed a single category in the Annual Budget by l 0% of the budgeted item or $10,000, whichever is greater;

(v)         select an accounting firm for purposes of performing, or authorizing the performance by an accounting firm of, an audit of the Company 's and/or the Company Subsidiary's financial circumstances;

(vi)        Intentionally Omitted;

(vii)       file or consent to any filing any reorganization, receivership, insolvency, bankruptcy or other similar proceedings as to the Company or the Company Subsidiary pursuant to any federal or state law affecting debtor and creditor rights;

(viii)      perform Real Estate Interest acquisition and disposition services on behalf of the Company; provided, however, that if such services are performed in connection with a transaction that will result in the Class A Members receiving their Undistributed Total Class A Distributions under Sections 8.6(f) or 10.5, no approval of the Class A Members is required;

(ix)         organize wholly owned limited liability companies for the purpose of acquiring Real Estate Interest; provided, however, that if such limited liability companies are organized in connection with a transaction that will result in the Class A Members receiving their Undistributed Total Class A Distributions under Sections 8.6(f) or 10.5, no approval of the Class A Members is required; or

(x)          purchase or acquire an apartment or other real estate interests.

(c)          The Manager shall not be required to obtain the Class A Members' approval under Sections 8.6(b)(i) or 8.6(b)(ii) if, in connection with the proposed transaction, the Company purchases their interest under the provisions of and in accordance with Sections 8.6(f) and 10.5.

(d)          The Class A Members shall appoint in writing one or more authorized representatives to receive and respond to requests to permit the Manager to undertake any of the actions that require the Class A Members' approval pursuant to Section 8.6(b) (the "Authorized Representative"). The written appointment shall contain the name, telephone number, facsimile number, and email address for the Authorized Representative(s). The Class A Members can change the Authorized Representative(s) by written notice to the Manager . If the Manager submits a written request to an Authorized Representative for approval under Section 8.6(b)(iii), 8.6(b)(iv), or 8.6(b)(v) via email or facsimile and the Authorized Representative does not object within five business days of the request, the request shall be deemed to have been approved by the Class A Members. The initial Authorized Representative shall be Jordan B. Ruddy.

(e)          The Manager shall have the right to take such actions as it, in its reasonable judgment, deems necessary for the safety, protection , life, or health of its employees, employees of the property management company, tenants of the Property, or others or the preservation of Company or Company Subsidiary assets, assets of the property management company, the assets of tenants of the Property, or the assets of others if, under the circumstances, in the good faith estimation of the Manager, there is insufficient time to allow the Manager to obtain the required approval of the Members to take such action and any delay would materially increase the risk to safety, protection , life or health or preservation of assets. The Manager shall notify the Members of each such action contemporaneously therewith or as soon as reasonably practical thereafter. Such authority shall lapse and terminate upon reduction of such risk to safety, protection, life, or health or preservation of assets.

(f)          (i)          On and before the day that is one hundred eighty (180) days prior to the initially scheduled maturity date of the Loan (the "Trigger Date"), the Manager shall provide to the Class A Members sufficient evidence (the "Takeout Documents") satisfactory to the Class A Members, in their sole discretion, that the Company, on or before the Maturity Date of the Loan, has the ability to and will pay to the Class A Members all sums due under this Agreement to the Class A Members, including the Undistributed Total Class A Distributions. Such shall include, in the case of a sale of the Apartments and Real Estate Interests, a written contract for a sale of the Apartments and Real Estate Interests in an arm's length transaction between parties unrelated to the Class B Members, the members of the Class B Members, or their Affiliates and on commercially reasonable terms or, in the case of a refinance of the current indebtedness secured by the Apartments and Real Estate Interests, a written commitment letter, with the intent of both the sale and refinancing being to pay to the Class A Members all sums due under this Agreement to the Class A Members, including the Undistributed Total Class A Distributions . Within fifteen (15) business days of receipt of the Takeout Documents, the Class A Members shall notify the Manager in writing as to whether or not the Takeout Documents are acceptable to the Class A Members. If the Class A Members fail to timely respond to the Manager within the 15-business day period, the Class A Members shall be deemed to have approved the Takeout Documents. If the Class A Members approve or are deemed to have approved the Takeout Documents, the Manager and Company shall proceed to perform the terms of the Takeout Documents with the intent of paying the Class A Members all sums due under this Agreement to the Class A Members, including the Undistributed Total Class A Distributions.

(ii)         A "Trigger Event" shall be deemed to occur (w) if the Manager fails to timely provide the Takeout Documents to the Class A Members, (x) the Takeout Documents are not satisfactory to the Class A Members, in their sole discretion, (y) while the Company has provided Takeout Document in a timely manner which are satisfactory to the Class A Members, the Company or the Company Subsidiary defaults under or is not likely to be able to perform under the Takeout Documents, in the Class A Members' sole discretion, or (z) any removal of Madison or an Affiliate of OCI as Manager for cause, as set forth in Section 7.2. If a Trigger Event occurs, the Class A Members shall have the following remedies, which are not exclusive and which may be exercised concurrently :

(A)         remove the Manager (if not already removed) and appoint a successor manager under Section 7.2 (a "Class A Manager"). The Class A Manager, if appointed, or the Class A Members, if the Class A Manager is not appointed, may sell or refinance the Property on behalf of the Company. The Class A Members and/or the Class A Manager, as the case may be, shall have the express authority to sell or refinance the Property, without the consent of OCI, the Class B Members or any other Member, as long as Ryan L. Hanks and all Persons related to or affiliated with the Class B Members and/or OCI (the "Class B Persons") are completely and unconditionally released from all obligations under all guaranties, whether direct, contingent, or otherwise, in connection with or otherwise related to the Company and/or the Property other than those obligations that result from acts or omissions occurring prior to the closing of the sale or refinancing. No such sale or refinancing by the Class A Members or Class A Manager shall be required to repay in whole or in part any or all of any of the Members' Capital Contributions or any other sums which may be due and owing to any of them; it being the intent of all Members that the Class A Members are entitled to be repaid all sums which are due and owing to them, including the Undistributed Total Class A Distributions, before any of the Class B Members receive any repayment of sums that may be owned to them, and that neither the Class A Members nor Class A Manager have any obligation or duty to conclude a deal or transaction that pays the Class B Members any sum; or

(B)         elect to purchase the Property from the Company (or Company Subsidiary) or purchase all of the Membership Interests of the Class B Members by paying to the Lender all sums which are due and owing on the Loan and obtaining a release of the Class B Persons from all obligations under all guaranties, whether direct, contingent, or otherwise, in connection with or otherwise related to the Company, the Company Subsidiary and/or the Property other than those obligations that result from acts or omissions occurring prior to the closing of the sale of the Property or Membership Interests.

(iii)        The Class B Members hereby waive to the fullest extent permitted by the law and the Act, any fiduciary or other obligations which the Class A Members and/or Class A Manager may have or owe to the Class B Members, including, but not limited to, any such obligations related to any sale or refinancing contemplated by this Section 8.6(f).

(iv)        The Manager, Company and the Class B Members will fully and reasonably cooperate with the Class A Members and/or the Class A Manager in connection with the exercise by the Class A Members of their rights and remedies under this Section 8.6(f), including, but not limited to, executing a deed, deed of trust, deed to secure debt, mortgage and other conveyance or refinancing documents but in no event will a Class B Person be required to sign a personal guaranty, except for the Cooperation Guaranty. Simultaneously with the execution of this Agreement by the Class A Members, the Company and/or Manager shall cause a guaranty (the "Cooperation Guaranty"), in form and content satisfactory to the Class A Members, to be provided to the Class A Members by Ryan L. Hanks, which Cooperation Guaranty shall provide, among other things, that if a Class B Person or their Affiliates shall in any manner interfere with or hinder the exercise of the rights by the Class A Members of their rights under this Section 8.6(f), Ryan L. Hanks shall become personally liable to the Class A Members for all sums due and owing to the Class A Members under this Agreement and any additional damages which they may suffer, including, but not limited to, the Undistributed Total Class A Distributions and reasonable attorney's fees and court costs. The Trigger Date may be extended with the consent of the Class A Members, which consent may be withheld or conditioned in the Class A Members sole discretion.

(v)         Notwithstanding any other provision of this Agreement and subject to the Basic Documents, the Manager shall not cause the sale or refinancing of the Property prior to the Trigger Date, unless such transaction is in accordance with Section 10.5 or the Class A Members have approved of such transaction in writing.

8.7         Removal of Property Management Company. If the Company fails to pay (a) the Current Class A Return to the Class A Members for either (x) three consecutive months or (y) four months in any five consecutive month period or (b) the Current Class A Return paid to the Class A Members during any twelve (12) consecutive month period is less than ten and one-half percent (10.5%), as modified by Section 6.14 (any such event is referred to as a "Property Manager Removal Event"), the Class A Members shall have the option, without the consent of the Manager or the Class B Members, to terminate the agreement with the property management company without the payment of any termination penalty. The property management agreement shall contain provisions satisfactory to the Class A Members evidencing the right of the Class A Members to terminate such agreement. The replacement property management company selected by the Class A Members shall be subject to the approval of the Manager, which approval shall not be unreasonably withheld, conditioned, or delayed, and shall be a reputable property management company which manages at least 5,000 apartment units. Notwithstanding the foregoing, a management company affiliated with the Class A Members or BR shall be an acceptable replacement property manager. The contract with the replacement property manager shall contain customary terms and conditions and adequate protection for the Guarantors (as defined in the Basic Documents) from liability under the Guaranty (as defined in the Basic Documents), including, but not limited to, cash management, insurance, indemnification, etc. Notwithstanding anything in this Section to the contrary, the termination of the property management agreement and the selection of the replacement property manager shall comply with the terms of the Basic Documents and no such termination or selection of a replacement property manager shall be effective if it would cause a default under the terms of the Basic Documents.

8.8         Limitations on the Company's Activities. This Section 8.8 is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity."

(a)          Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, until the Obligation is paid in full, the Company shall remain a Single Purpose Entity (as defined in Section 8.8(b)).

(b)          A "Single Purpose Entity" means a limited liability company which, at all times since its formation and thereafter :

(i)          shall not engage in any business or activity, other than the ownership, operation and maintenance of the Property and activities incidental thereto through the Company Subsidiary;

(ii)         shall not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Company Subsidiary;

(iii)        shall preserve its existence as an entity duly formed, validly existing and in good standing (if applicable) under the laws of Delaware and shall do all things necessary to observe organizational formalities;

(iv)        shall not merge or consolidate with any other Person;

(v)         to the fullest extent permitted by law, shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any limited liability company or other equity interests, as applicable, other than transfers expressly permitted under the Basic Documents; issue additional limited liability company or other equity interests, as applicable; or seek to accomplish any of the foregoing;

(vi)        shall not own any subsidiary or own any equity interest in or make any investment in, any other Person, other than the Company Subsidiary;

(vii)       shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

(viii)      shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than, (A) any Obligation and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the original principal amount of the Obligation and are paid within sixty (60) days of the date incurred;

(ix)         shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and shall not list its assets as assets on the financial statement of any other Person; provided, however, that the Company's assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Company's own separate balance sheet;

(x)          except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement, shall only enter into any contract or agreement with any Member or Affiliate of the Company or any guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm's-length basis with third parties;

(xi)         shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xii)        shall not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xiii)       shall not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Basic Documents and shall not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(xiv)      shall file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a "disregarded entity" for tax purposes and is not required to file tax returns under applicable law, and shall pay any taxes required to be paid under applicable law;

(xv)       shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its Affiliates as a division or department of any other Person;

(xvi)      shall maintain adequate capital at the Company Subsidiary for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall pay its debts and liabilities from its own assets or those of the Company Subsidiary as the same shall become due;

(xvii)     shall allocate fairly and reasonably shared expenses with Affiliates (including, without limitation, shared office space) and use separate stationery, invoices and checks bearing its own name;

(xviii)    shall pay (or cause the Manager to pay on behalf of the Company from the Company's funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(xix)       shall not acquire obligations or securities of its members or Affiliates, as applicable;

(xx)        except as contemplated or permitted by the property management agreement with respect to the property manager, shall not permit any Affiliate or constituent party independent access to its bank accounts; and,

(xxi)       shall maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds.

Failure of the Company, or the Member or Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or Manager.

(c)          Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Manager or any other Person, so long as any Obligation is outstanding, neither the Members, the Manager nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Members, and the Manager, take any Material Action.

(d)          Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, for so long as any Obligation is outstanding, neither the Members, the Manager nor the Company shall amend, alter or change any of Article 1, 3, 4 or 11 or Sections 2.1, 5.2, 5.7, 6.12, 7.1, 8.3, 8.8, 10.l(a), 10.2, 12.1, 15.1, 17.4, 17.9, 17.11, 17.13 or 17.14 (collectively, the "Special Purpose Provisions"), or any other provision of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, unless the Lender consents in writing and the Rating Agency Condition is satisfied. Subject to this Section 8.8, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

ARTICLE 9

STATUS OF MEMBERS

9.1           Liability. Except as otherwise provided by the Act, a Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company, solely by reason of being a member of the Company.

9.2           Business of the Company. Except as otherwise provided herein, a Member shall take no part in the conduct or control of the business of the Company and shall have no right or authority to act for or to bind the Company in any manner whatsoever. Whenever this Agreement provides for the approval or action of the Class B Members, unless specifically stated otherwise, such approval or action shall be made by the Class B Members owning a Majority of the Class B Membership Interest. Whenever this Agreement provides for the approval or action of the Class A Members, unless specifically stated otherwise, such approval or action shall be made by the Class A Members owning a Majority of the Class A Membership Interest.

9.3           Status of Member's Interest. Except as otherwise provided in this Agreement, a Member's Membership Interest shall be fully paid and non-assessable. No Member shall have the right to withdraw or reduce its Capital Contribution to the Company except as a result of (i) the dissolution and termination of the Company or (ii) as otherwise provided in this Agreement and in accordance with applicable law.

ARTICLE 10

TRANSFER OF MEMBERSHIP INTEREST

10.1         Assignment.

(a)          No Member shall have the right to sell, transfer, assign, pledge, or encumber ("Transfer") the whole or any portion of its Membership Interest in the Company without the written consent of all other Members and subject to the Basic Documents; provided, however, that no such consent shall be necessary with respect to the Transfer of all or a portion of the Class A Membership Interest to an Affiliate of BR. For so long as any Obligation remains outstanding, no additional Member may be admitted to the Company without the prior written consent of the Lender, other than pursuant to Section 12.l or except as may be expressly provided otherwise in the Basic Documents. Any attempted sale, transfer, assignment, pledge, or encumbrance in violation of this Agreement is null and void.

(b)          In the event of any permitted transfer and assignment of a Member's Membership Interest, the following rules shall govern:

(i)          The "effective date" of a transfer and assignment of such interest shall be that date set forth on the written instrument of assignment.

(ii)         Notwithstanding anything herein to the contrary, both the Company and the Manager shall be entitled to treat the assignor of such interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to the assignor until such time as the written assignment has been received by and recorded on the books of the Company.

(iii)        An assignee of the Member's Membership Interest in the Company shall become an Assignee of a Membership Interest and shall be entitled to receive tax and Capital Account allocations and distributions from the Company attributable to the interest acquired by reason of such assignment from and after the effective date of the assignment of such interest to him except as provided in Section 10.1(b)(ii) above. An Assignee of a Membership Interest is not a Member unless it becomes a Substitute Member; provided, however, that an Assignee of a Membership Interest shall be obligated to the Company and Covered Persons in the same manner as the Member assignor, including exculpation indemnification and the obligation to make additional Capital Contributions.

(iv)        The profits, gains, losses, credits, Cash Flow and Net Cash Proceeds attributable to the Membership Interest acquired by reason of such assignment shall be divided among and allocated between the assignor and assignee of such interest and in accordance with subparagraph 10.1.(b)(v) below.

(v)         The division and allocation of profits, gains, losses, credits, Net Cash Proceeds and Cash Flow between assignor and assignee for such Membership Interest shall be based upon the length of time during such Fiscal Year, as measured by the effective date of the assignment, that the Membership Interest was owned by each of them .

10.2         Substitution. No transferee of the whole or any portion of a Membership Interest in the Company shall have the right to become a Substitute Member in place of its transferor, unless all of the following conditions are satisfied:

(a)          the transferor and transferee execute and acknowledge a written instrument of assignment, together with such other instruments as the Manager, in its reasonable discretion, may deem necessary or desirable to effect the admission of the transferee as a Substitute Member;

(b)          such instrument of assignment provided for herein has been delivered to and received by the Manager;

(c)          the written consent of the Manager to such substitution has been obtained, provided, however, such consent shall not be required in the instance of a Transfer by a Class A Member of all or a portion of its Class A Membership Interest to an Affiliate of BR.

(d)          a transfer fee has been paid to the Company that is sufficient to cover all reasonable expenses connected with such assignment and substitution, including attorneys' fees and recording costs; and

(e)          for so long as any Obligation is outstanding, and such consent is required under the Basic Documents, the Lender has consented in writing.

10.3        Additional Conditions to Transfer and Substitution. In addition to the conditions to transfer and substitution set forth elsewhere in this Agreement, the Manager and the Company shall not recognize any transfer (by assignment or substitution) of a Member's Membership Interest for any purpose, if:

(a)          such transfer together with prior transfers would result in the sale or exchange of fifty percent (50%) or more of the total Membership Interests in the Company capital and profits within a twelve (12) month period; or

(b)          the Company shall not have received, an opinion of counsel to the effect that such transfer (i) will not result in termination of the Company under applicable law, (ii) will not result in termination of the Company for federal income tax purposes and (iii) will not give rise to liability of the Company, any Member or any agent or advisor of any Member for violation of the securities laws of the United States or of any state thereof, if such an opinion of counsel is requested in writing by the Manager.

10.4        Death. Incapacity or Dissolution of a Member.

(a)          The death, insanity or incompetency of a Member who is an individual shall not, in and of itself, cause the termination or dissolution of the Company. Thereafter, the legally authorized personal representative of such Member shall have all the rights of a Member for the purpose of settling or managing his estate, and shall have such power as such party possessed to make an assignment of his interest in the Company in accordance with the terms hereof and to join with such assignee in making application to substitute such assignee as a Member, provided all of the provisions of this Agreement are complied with by the holder of such Member's interest.

(b)          The dissolution or other cessation to exist as a legal entity of any Member that is not an individual shall not, in and of itself, cause the termination or dissolution of the Company. Thereafter, the authorized representative of such entity, possessed of the rights of such Member for the purpose of winding up, in any orderly fashion, and disposing of the business of such entity, shall have such power as such entity possessed to make an assignment of its interest in the Company in accordance with the terms hereof and to join with such assignee in making application to substitute such assignee as a Member, provided all of the provisions of this Agreement are complied with by the holder of such Member's interest.

10.5        Option to Purchase Class A Membership Interests.

(a)          At any time prior to the Lockout Date (the "Option Period"), the Company shall have the option to purchase the Units owned by the Class A Members by giving the Class A Members notice of the Company's exercise of the option contained in this Section, which notice shall specify (i) a detailed description of the calculation and payment of the purchase price for such Units and (ii) a proposed date and location of the closing of the redemption.

(b)          If the Company shall elect to purchase the Class A Members' Units during the Option Period, the closing of the purchase of such Units shall take place on the date agreed upon by the parties to the transfer. If the parties do not reach an agreement on the date of closing, the closing shall occur no later than 30 days after the Class A Members' receipt of the repurchase notice. At closing, the Class A Members shall transfer its Units free and clear of any and all liens, encumbrances, or other restrictions and execute and acknowledge a written instrument of assignment, together with such other instruments as the Manager, in its reasonable discretion, may deem necessary or desirable to effect the transfer of the Class A Member's Units, all in form and substance reasonably satisfactory to the Manager.

(c)          The purchase price for a Class A Member's Units under this Section 10.5 shall be equal to the Undistributed Total Class A Distributions. The purchase price shall be paid in cash at closing. The Company shall also be responsible for the payment of any transfer fees and related expenses incurred in connection with obtaining any approval of the Lender under the Loan.

(d)          Without limiting the generality of any other provision of this Agreement, following the sale of a Class A Member's Units pursuant to this Section 10.5, the Class A Member shall have no rights in the Company.

(e)          The option provided in this Section 10.5 shall expire at 5:00 p.m., New York City time on the Lockout Date, unless otherwise agreed to by all of the Class A Members in writing.

ARTICLE 11

CESSATION OF A MEMBER

A Member shall cease to be a Member of the Company upon the assignment of all of the Member's Membership Interest in the Company.

ARTICLE 12

DISSOLUTION AND TERMINATION OF THE COMPANY

12.l         Dissolution and Termination. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) so long as the Obligation is no longer outstanding, the decision of the Manager, with the written concurrence of the Members owning more than fifty percent (50%) of the Membership Interests, that it would be in the best interest of the Company to dissolve; (ii) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event that terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; (iii) the entry of a decree of judicial dissolution under § 6.02 of the Act; or (iv) the filing by the Secretary of State of a Certificate of Dissolution. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its Membership Interest in the Company and the admission of the transferee pursuant to Article 10, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Article IO), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(a)          Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(b)          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 12.2.

(c)          The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

12.2        Distribution Upon Dissolution. Upon the dissolution of the Company, the Manager shall take full account of the Company assets and liabilities, the assets shall be liquidated as promptly as is consistent with obtaining fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, after payment of or due provision for all debts, liabilities and obligations of the Company as required by the Act and applicable law, shall be applied and distributed in accordance with Section 6.8 hereof. In the event it becomes necessary or desirable, in the sole discretion of the Manager, to make a distribution of the Company property in kind, then such property shall be transferred and conveyed to the Members, or their assigns, so as to vest in each of them as a tenant-in-common, a percentage interest in the whole of said property equal to the percentage interest he or she would have received had the aforesaid property not been distributed in kind.

12.3        Time. A reasonable time, as determined by the Manager, from the date of an event of dissolution, shall be allowed for the orderly liquidation of the assets of the Company and the discharge of Company liabilities.

12.4         Liquidating Trustee. In the event of a dissolution of the Company, liquidation of the assets of the Company and discharge of its liabilities may, in the sole discretion of the Manager, be carried out by a liquidation trustee or receiver, who shall be selected by the Manager and shall be a bank or trust company or other person or firm having experience in managing, liquidating or otherwise handling property of the type then owned by the Company. This trustee (the "Liquidating Trustee") shall not be personally liable for the debts of the Company but otherwise shall have such obligations and authorities as are given the Manager pursuant to this Agreement.

12.5         Statement of Termination. The Members shall be furnished by the Manager with a statement prepared, at Company expense, by the Accountant that shall set forth the assets and liabilities of the Company as of the date of complete liquidation and distribution as herein provided. Such statement shall also schedule the receipts and disbursements made with respect to the termination hereunder.

ARTICLE 13

ACCOUNTING AND REPORTS

13.1        Books and Records.

(a)          The Manager shall maintain full and accurate books of the Company, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including those sufficient to record the allocations and distributions provided for in Article 6 and Section 12.2 hereof. Such books and records shall be open for the inspection and examination by any Member, in person or by its duly authorized representative, at reasonable times at the offices of the Company upon prior written notice.

(b)          The Company books and records shall be kept in accordance with Generally Accepted Accounting Principles and any change in method shall be made by the Manager in its sole discretion.

13.2         Fiscal Year. The annual accounting period of the Company shall be the calendar year. The cutoff date of the accounting period shall be the last day of the calendar month.

13.3         Reports. The Company (or the Company Subsidiary) shall create (i) monthly reports which shall include those items set form in Exhibit A hereto (the "Monthly Reports") and (ii) an internally prepared annual statement showing the revenue and expenses of the Company, the balance sheet thereof and a statement of change in cash flow at the end of each Fiscal Year (the "Annual Financial Statements"). The Monthly Report for a month shall be mailed to each Member by the fifteenth (15th) day of the following month. The Annual Financial Statements shall be mailed to each Member within fifteen (15) days following the end of the Fiscal Year for which such statements were prepared. Each Member's Schedule K-1 will be mailed to the Member no later than thirty (30) days after the end of each Fiscal Year of the Company.

13.4         Bank Accounts. All funds of the Company shall be deposited in its name in such checking and savings accounts or time certificates as shall be designated by the Manager. Withdrawals therefrom shall be made upon such signature(s) as the Manager may designate.

13.5         Tax Returns. In addition to the Annual Financial Statements, the Manager shall, at Company expense, cause all tax returns for the Company to be timely prepared and filed with the appropriate authorities.

13.6         Tax Matters. The Manager of the Company is hereby charged with the responsibility for all tax-related matters affecting the Company and is hereby designated as the "Tax Matters Representative". It shall, within ten (10) days of receipt thereof, forward to each Member a photocopy of any relevant correspondence relating to the Company received from any Federal and/or State taxing authority (the "Taxing Authority"). It shall, within five (5) days thereof, advise each Member in writing of the substance of any material conversation held with any representative of a Taxing Authority. Any reasonable costs incurred by the Tax Matters Representative for retaining accountants and/or attorneys on behalf of the Company in connection with any Taxing Authority audit of the Company shall be expenses of the Company. The Tax Matters Representative shall, if applicable, comply with all requirements concerning the registration of tax shelters pursuant to Section 6111 of the IRC and the Treasury Regulations thereunder, and Form 8264 (or any successor thereto), including, but not limited to, registering the Company with the Taxing Authority and furnishing to each Member any identification numbers assigned by any Taxing Authority to the Company. Ryan L. Hanks is hereby designated as the alternate Tax Matters Representative.

13.7         Annual Budget. Attached hereto as Schedule II is the Approved Annual Budget for 2012, and certain approved initial capital expenditures. Prior to November 15 of each year, the Manager shall submit to the Class A Members an operating budget for the Company for the next fiscal year, which shall show in reasonable detail, for such next fiscal year compared to the current fiscal year, the Manager's best estimate of (a) rental and other revenue and (b) expenditures for debt services and all customary categories of operating expenses (the "Proposed Annual Budget"). The format of Proposed Annual Budgets shall be that as is used for the 20I 2 Approved Annual Budget. The Class A Members shall have thirty (30) days to approve or disapprove the Proposed Annual Budget. If the Class A Members disapprove of the Proposed Annual Budget, the Class A Members shall state in writing the reasons for such disapproval. The Class A Members and Manager shall negotiate in good faith until they agree on an annual budget (an "Approved Annual Budget"). Until an Approved Annual Budget is agreed upon, the Manager shall operate the Company using the prior year's Approved Annual Budget, allowing for a five percent (5%) increase in each budget category. Once an Approved Annual Budget is agreed upon, the Manager shall use its best efforts to operate the Company within such Approved Annual Budget.

ARTICLE 14

SPECIAL LIMITED POWER OF ATTORNEY

14.1         Grant of Power.

(a)          Each Member does hereby irrevocably constitute and appoint the Manager as its true and lawful attorney, in its name, place and stead, to make, execute, sign, acknowledge, swear to (where appropriate), and file or record:

(i)          any articles, certificates, documents or instruments (including this Agreement) that may be required to be filed by the Company under applicable laws of any jurisdiction(s) to the extent that the Manager deems such filing(s) to be necessary or required;

(ii)         any and all amendments or modifications of the instruments described in subparagraph (a)(i) above; provided, that such amendments or modifications are necessary to effect the terms and intent of this Agreement, including, for example, but not limited to, the substitution of a Member, and to evidence or effect the consent, approval or acceptance of the Member to any action approved by the Member where this Agreement provides that such consent, approval or acceptance by the Member binds the Member with regard thereto;

(iii)        all certificates and other instruments that may be required to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and

(iv)        any and all consents or other instruments deemed necessary or desirable by the Manager for the admission of the Member and Substitute Members, pursuant to the terms of this Agreement;

(b)          It is expressly understood and intended by the Members that the grant of the foregoing powers of attorney are coupled with an interest and are irrevocable.

(c)          The foregoing powers of attorney are durable powers of attorney and shall not be affected by the disability, incompetency, and/or incapacity of the principal. Furthermore, the foregoing powers of attorney shall survive the death of any Member who shall die during the term of the Company.

(d)          The foregoing powers of attorney may be exercised by the Manager acting for any Member individually.

14.2         Limitation on Powers. To the fullest extent permitted by law, the foregoing power of attorney shall in no way cause a Member to be liable in any manner for the acts or omissions of the Manager.

14.3         Substitute Members. Each Substitute Member, upon admission to the Company, shall be deemed to have appointed, ratified and reaffirmed the appointment of the Manager as its true and lawful attorney for the purposes and on the same terms as set forth in Article 14 hereof.

ARTICLE 15

AMENDMENTS

(a)          Subject to Section 8.8(d) and except as otherwise provided herein, this Agreement may only be amended by the unanimous written consent of all Members.

(b)          This Agreement shall be amended by the Manager without the consent of the Members whenever :

(i)          to reflect the transfer of Units, the admission of a Member, the change in any Unit, the change in the Membership Interests, or any other alteration in the matters set forth on Schedule I; and

(ii)         it is necessary or appropriate, in the opinion of counsel to Company, to satisfy the requirements of the IRC, Treasury Regulations thereunder or administrative guidelines or interpretations relating thereto, to maintain the status of partnership taxation or to satisfy the requirements of federal and/or state securities laws.

(c)          Notwithstanding anything herein to the contrary, no amendment shall be made in this Agreement that, in the opinion of counsel for the Company:

(i)          is in violation of the provisions of applicable law; or

(ii)         would result in the Company being treated as other than a partnership for federal income tax purposes.

ARTICLE 16

INVESTMENT REPRESENTATION

Each of the Members, by executing this Agreement, represents and warrants to the Company and the Manager as follows:

(a)          Each Member or individual executing this Agreement on behalf of an Entity that is a Member hereby represents and warrants that such Member has acquired such Member's Membership Interest in the Company for investment solely for such Member's own account with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest, including an economic interest, and without the financial participation of any other Person in acquiring such Membership Interest in the Company.

(b)          Each Member hereby acknowledges that such Member is aware that such Member's Membership Interest in the Company has not been registered (i) under the Securities Act of 1933, as amended (the "Securities Act"), (ii) under applicable Delaware securities laws or (iii) under any other state securities laws. Each Member further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Company as the basis for the exemption of the Members' Membership Interests in the Company from the registration requirements of the Securities Act and from the registration requirements of applicable state securities laws. Each Member further acknowledges that the Company will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Member's Membership Interest, including an economic interest in the Company to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

(c)          Each Member hereby acknowledges that prior to its execution of this Agreement, such Member received a copy of this Agreement and that such Member has examined this Agreement or caused this Agreement to be examined by such Member's representative or attorney. Each Member hereby further acknowledges that such Member or such Member's representative or attorney is familiar with this Agreement and with the Company's business plans. Each Member acknowledges that such Member or such Member's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Member to make an informed investment decision and that such Member does not desire any further information or data relating to the Company. Each Member hereby acknowledges that such Member understands that the purchase of such Member's Membership Interest in the Company is a speculative investment involving a high degree of risk and hereby represents that such Member has a net worth sufficient to bear the economic risk of such Member's investment in the Company and to justify such Member's investing in a highly speculative venture of this type.

ARTICLE 17

MISCELLANEOUS

17.1         Meetings. Meetings of the Company may be called by the Manager and shall be called by the Manager upon the written request of the Members holding at least twenty-five (25%) percent of the Membership Interests of the Company.

17.2         Members' Action by Consent in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of Members, or any action which may be taken at a meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken is signed by the Members having not less than the Membership Interests that would be necessary to authorize such action at a meeting at which all Members entitled to vote thereon were present and voted. Such consents shall have the same force and effect as the unanimous consent of the Members at a meeting duly held. Such consents shall be filed with the minutes of the meetings of the Members.

17.3         Other Ventures. Notwithstanding any duty otherwise existing at law or in equity, except as otherwise provided in this Agreement to the contrary, any of the Members, the Manager, OCI's members, BR's members or any of their Affiliates may engage in or possess an interest in other profit-seeking or business ventures of every nature and description, independently or with others, including those that may compete with the Company without any obligation to share any profits therefrom with the Company or the Members. The doctrine of corporate opportunity or any analogous doctrine, shall not apply to any Member, Manager, member of a Member or Manager, member of OCI or BR, or any of their Affiliates. No Member, Manager, member of a Member or Manager, member of OCI or BR, or any of their Affiliates who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Member, Manager, member of a Member or Manager, member of OCI or BR, or Affiliate shall not be liable to the Company or to the other Members for breach of any fiduciary or other duty by reason of the fact that such Member, Manager, member of a Member or Manager, member of OCI or BR, or Affiliate pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper.

Nothing in this Agreement shall be deemed to preclude any Member, Manager, member of a Member or Manager, member of OCI or BR, or any Affiliate of any Member, Manager, member of a Member or Manager, or member of OCI or BR, from conducting its business in any manner it may elect, including, without limitation, entering into any transaction with any Person affiliated in any way with such Person, provided that no such conduct of its business shall result in a breach by such Member or Manager of its obligations under this Agreement.

17.4         Exculpation and Indemnification.

(a)          To the fullest extent permitted by applicable law, neither the Members, the Manager, OCI, BR, the members of OCI or BR, nor any officer, manager, director, employee, agent or Affiliate of the foregoing (collectively, the "Covered Persons") shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

(b)          To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section by the Company shall be provided out of and to the extent of Company assets only, and the Members and the Manager shall not have personal liability on account thereof; and provided, further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)          To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

(d)          A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(e)          To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or any other Member, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f)           Any liability of the Company shall be satisfied out of the income or assets of the Company (including the proceeds of any insurance that the Company may recover) and no Member shall have any liability with respect thereto.

(g)          Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Loan, and to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company's Cash Flow (including any additional capital contributions by the Members, if any) are insufficient to pay all of its monthly obligations to creditors.

(h)          The foregoing provisions of this Section shall survive any termination of this Agreement.

17.5         Notices. All notices under this Agreement shall be in writing, duly signed by the party giving such notice, and transmitted by registered or certified mail (and such notice shall be deemed delivered three (3) business days after deposit in the mail) or by a national overnight delivery service, such as Federal Express (and such notice will be deemed delivered the next business day after it is deposited with such delivery service) addressed as follows:

(a)          If given to the Company:

OAK CREST VILLAS JV, LLC

1600 Camden Road,

Charlotte, NC 28203

(b)          If given to the Manager :

MADISON OAK CREST, LLC

1600 Camden Road,

Charlotte, NC 28203

(c)          If given to any Member, at the address set forth on Schedule I, or at such other address as any Member may hereafter designate by notice to the Company and all other Members.

Any party to this Agreement may change the address to which notices are to be sent in accordance with this Section by notifying the other parties hereto in writing of such new address.

17.6         Captions. Article and Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

17.7         Identification. Whenever the singular number is used in the Agreement and when required by the context, the same shall include the plural, and vice versa; and the masculine gender shall include the feminine and neuter genders, and vice versa. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof ' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.

17.8         Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall be deemed an original and for all purposes constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

17.9         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

17.10        Members' Competence. Anything in this Agreement to the contrary notwithstanding, no Member, or any Assignee of the Membership Interest thereof, shall be a person or organization prohibited by law from becoming such. Any assignment of an interest in the Company to any Person not meeting such standard shall be, to the fullest extent permitted by law, void and ineffectual and shall not bind the Company.

17.11       Binding Agreement. Except as otherwise provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and assigns, and shall be enforceable in accordance with its terms.

17.12       Severability. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties can be carried out, and the parties further understand and agree that any non-waivable provision of the Act shall supersede any provision of the Agreement.

17.13       Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

17.14       Benefits of Agreement; No Third-Party Rights. Except for the Lender with respect to the Special Purpose Provisions, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members and (ii) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons). The Lender is an intended third party beneficiary of this Agreement for the purpose of enforcing the Special Purpose Provisions.

17.15       Member's Rights. In addition to all other rights and remedies that a Member may have at law and in equity, including, but not limited to, under the Act, a Member may bring any action against the Manager, another Member and/or the Company to enforce the terms and provisions of this Agreement, to obtain a judgment for damages for a breach of this Agreement, and/or to cause the Manager and/or a Member to perform its obligations under this Agreement.

17.16       Jurisdiction and Venue. Regardless of what venue would otherwise be permissive or required, the Members and Managers stipulate that all actions arising under or affecting this Agreement shall be brought in the appropriate city and/or county courts in the City of Wilmington, State of Delaware (the "State Courts") or the United States District Court for the District of Delaware in the State of Delaware (the "Federal Court"), the Members and Managers agreeing that such forums are mutually convenient and bear a reasonable relationship to this Agreement.

17.17       Consent to Jurisdiction and Service of Process. The parties irrevocably submit to the jurisdiction of the State Courts and the Federal Court for the purpose of any suit, action, or other proceeding arising under or affecting this Agreement. In addition to all other proper forms of service of process, the Members and Managers hereby agree that service of process may be accomplished by providing such service in accordance with the notice provisions of Section 17.5.

17.18       Attorneys' Fees. In any action or suit arising out of this Agreement, the prevailing party, as determined by the trier of fact, shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in such action or suit. Reasonable attorneys' fees shall be based upon such fees actually incurred at the customary hourly rates of attorneys in the Wilmington, Delaware area for the expertise required and shall not be based upon any statutory presumptions or rates.

17.19       Waiver of Right to Jury Trial. The Manager and Members do each hereby waive to the fullest extent of the law their right to a jury trial in regard to any matter, issue, dispute or other claim which arises out of this Agreement or the transactions contemplated by this Agreement. The Manager and each Member represent to one another that each has sought the advice of legal counsel in waiving its right to a jury trial and makes such waiver willingly and freely.

[SIGNATURES APPEAR ON THE IMMEDIATELY FOLLOWING PAGES]

COMPANY AND MANAGER SIGNATURES

The Company and the Manager, agreeing to be bound by the foregoing, execute this Agreement as of the 31st day of January, 2012.

COMPANY:

OAK CREST VILLAS JV, LLC

By: Madison Oak Crest, LLC, its Manager

By:	/s/ Ryan L. Hanks
Name: Ryan L. Hanks
Title: Manager

MANAGER:

MADISON OAK CREST, LLC

By:	/s/ Ryan L. Hanks
Name: Ryan L. Hanks
Title: Manager

MEMBER SIGNATURE

The undersigned Member, agreeing to be bound by the foregoing executes this Agreement as of the 31st day of January, 2012.

OCI:

OAK CREST INVESTORS, LLC

By:	/s/ Ryan Hanks
Name: Ryan Hanks
Title: Manager

MEMBER SIGNATURE

The undersigned Member, agreeing to be bound by the foregoing executes this Agreement as of the 31st day of January, 2012.

BR:

BR OAK CREST VILLAS, LLC

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

SCHEDULE I

Member	Units	Membership Interests	Class A Membership Interests	Class B Membership Interests	Initial Capital Contribution (cash)
Oak Crest Investors, LLC 1600 Camden Road, Charlotte, NC 28203 Attn. Ryan L. Hanks	281	28.10%	0%	100%	$1,189,765.50

BR Oak Crest Villas, LLC c/o Bluerock Real Estate, L.L.C. Heron Tower 70 East 55th Street, 9th Floor New York, NY 10022 Attn. Jordan B. Ruddy	719	71.90%	100%	0%	$3,045,000.00

Total	1,000	100%	100%	100%	$4,234,765.50

SCHEDULE II-

2012 APPROVED ANNUAL BUDGET

EXHIBIT A

MONTHLY REPORTS

1.          Balance Sheet, including monthly comparison and comparison to year end (if applicable).

2.          Budget Comparison (1), including month-to-date and year-to-date variances.

3.          Detailed Income Statement, including prior 12 months.

4.          Profit and loss statement compared to Approved Annual Budget with narrative for any large fluctuations compared to Approved Annual Budget.

5.          Trial Balance that includes mapping of the accounts to the financial statements.

6.          Account reconciliations for each balance sheet account within the trial balance.

7.          Detailed support for each account reconciliation including the following:

a.           Detail Accounts Payable Aging Listing: 0-30 days, 31-60 days, 61-90 days and over 90 days.

b.           Detail Accounts Receivable/Delinquency Aging Report: 0-30 days, 31-60 days, 61-90 days, over 90 days and prepayments.

c.           Fixed asset roll-forward and support (invoices and checks) for any new acquisition/additions and/or support for any disposals to fixed assets. Purchases will be accounted for using Bluerock's capitalization policy.

8.          Security Deposit Activity

9.          Mortgage Statement

10.        Monthly Management Fee Calculation

11.        Monthly Distribution Calculation

12.        General Ledger, with description and balance detail

13.        Monthly Check Register including copies of all checks disbursed and copies of cancelled checks.

14.        Market Survey, including property comparison, trends, and concessions.

15.        Rent Roll

16.        Monthly Reporting and evidence of withdrawal, if any, of the Property Enhancement Reserves, and any other operating reserve accounts and capital expense reserve accounts, including, but not limited to, any calculations evidencing shortfalls payable thereunder.

17.        Variance Report, including the following:

a.           Cap Ex Summary and Commentary

b.           Monthly Income/Expense Variance with notes

c.           Yearly Income/Expense Variance with notes

d.           Occupancy Commentary

e.           Market/Competition Commentary

f.            Rent Movement/Concessions Commentary

g.           Crime Commentary

h.           Staffing Commentary

i.            Operating Summary, with leasing and traffic reporting

j.            Other reasonable reporting, as requested (e.g. Renovation/Rehab report)

(1) Budget Comparison shall include (i) an unaudited income and expense statement showing the results of operation of the Property for the preceding calendar month and the Fiscal Year to-date; (ii) a comparison of monthly line item actual income and expenses with the monthly line item income and expenses projected in the Approved Annual Budget. The balance sheet will show the cash balances for reserves and operating accounts as of the cut-off date for such month.